INDEX TO EXHIBITS

(1)(i)            Agreement and Declaration of Trust*

(1)(ii)           Amendments to Agreement and Declaration of Trust*

(2)               Bylaws*

(3)               Inapplicable

(4)               Specimen of Share Certificate*

(5)(i)            Advisory Agreement*

(5)(ii)           Agreement to Transfer Investment Advisory Contract*

(6)(i)            Underwriting Agreement

(6)(ii)           Form of Underwriter's Dealer Agreement*

(7)               Inapplicable

(8)               Custody Agreement*

(9)(i)            Administrative Services Agreement

(9)(ii)           Accounting Services Agreement


(9)(iii)          Transfer, Dividend Disbursing, Shareholder
                  Service and Plan Agency Agreement

(10)              Opinion and Consent of Counsel*

(11)              Consent of Independent Public Accountants

(12)-(13)         Inapplicable

(14)(i)           Brundage, Story and Rose Individual Retirement
                  Account Plan*

(14)(ii)          Brundage, Story and Rose 403(b) Retirement Plan*

(14)(iii)         Midwest Group Prototype Defined Contribution Plan*

(15)(i)           Plan of Distribution Pursuant to Rule 12b-1*

(15)(ii)          Implementation Agreement*

(16)              Computations of Performance Quotations*

(17)(i)           Financial Data Schedule -- Brundage, Story and Rose
                  Equity Fund

    (ii) Financial Data Schedule -- Brundage, Story and Rose Short/Intermediate Term Fixed-Income Fund

(18)              Inapplicable

* Incorporated by reference to the Trust's registration statement on Form N-1A.